FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity Municipal Trust II

Series Number	3
Fund	Fidelity Michigan Municipal Money Market Fund
Trade Date	08/06/2010
Settle Date	08/20/2010
Security Name	MI FIN AID 10D-3 L=NS 8/22/11
CUSIP	59447PAC5
Price	$101.604
Transaction Value	$9,042,756.00
Security Name	MI ST AID 10D-2 JP 2% 8/11 RAN
CUSIP	59447PAB7
Price	$101.604
Transaction Value	$9,042,756.00
Class Size	$703,610,000
% of Offering	2.53%
Underwriter Purchased From	Siebert Brandford Shank & Co., LLC.
Underwriting Members: (1)	Siebert Brandford Shank & Co., LLC.
Underwriting Members: (2)	Cabrera Capital Markets, LLC
Underwriting Members: (3)	Fidelity Capital Markets
Underwriting Members: (4)	PNC Capital Markets LLC
Underwriting Members: (5)	Wells Fargo Bank, National Association
Underwriting Members: (6)	Morgan Stanley
Underwriting Members: (7)	Fifth Third Securities, Inc.
Underwriting Members: (8)	Stifel, Nicolaus & Company, Incorporated
Underwriting Members: (9)
Underwriting Members: (10)
Underwriting Members: (11)
Underwriting Members: (12)
Underwriting Members: (13)
Underwriting Members: (14)
Underwriting Members: (15)
Underwriting Members: (16)
Underwriting Members: (17)
Underwriting Members: (18)
Underwriting Members: (19)
Underwriting Members: (20)
Underwriting Members: (21)
Underwriting Members: (22)